Exhibit 16.1

Ernst & Young LLP Suite 501 5417 Pinnacle Point Drive Rogers, AR 72758	Tel: +1 479 254 6300 Fax: +1 479 254 6304 ey.com

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K dated March 7, 2025, of ArcBest Corporation and are in agreement with the statements contained in the first, second and third paragraphs under (a) Dismissal of Independent Registered Public Accounting Firm therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

March 7, 2025